Exhibit 99.08

ACTION BY
UNANIMOUS WRITTEN CONSENT
OF
THE BOARD OF DIRECTORS
OF
SOFTNET TECHNOLOGY CORP.,
a Nevada corporation

June 5, 2006

          The undersigned, constituting all of the duly elected, acting and qualified members of the Board of Directors (“Board”) of SoftNet Technology Corp., a Nevada corporation (the “Corporation”), acting pursuant to the governing documents of the Corporation and the applicable sections of the Nevada Corporations Code, hereby consent to and adopt the following preambles and resolutions effective as the of the date above:

Issuance of shares of restricted Class A Common Stock to key employees formerly with Indigo Technology Services, Inc.

          WHEREAS, the Board desires to merge and roll up Indigo Technology Services, Inc. (currently a wholly owned subsidiary of the Corporation) into the Corporation pursuant to  and Agreement and Plan of Merger dated June 1, 2006 (the “Merger”);

          WHEREAS, the Merger will be effective June 30, 2006;

          WHEREAS, the Corporation desires to reward the key employees of Indigo Technology Services, Inc. with restricted shares of Class A Common Stock of the Corporation.

          NOW THEREFORE, BE IT RESOLVED, that, in conjunction with the Merger, the Corporation will issue the following shares of the Corporation’ restricted Class A Common Stock: Gregory S. Geodakyan – 1,000,000; Thomas Raymond – 1,000,000; and Gerald Rosemeyer – 2,000,000.

          RESOLVED FURTHER, that the restricted shares issued in accordance herewith shall bear the following legend:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT HAS BEEN MADE OR UNLESS AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS HAS BEEN ESTABLISHED, OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933.

          NOW, THEREFORE, BE IT RESOLVED, that the officers of this Corporation, and each of them acting alone or together, are hereby authorized, empowered and directed, for and on behalf of this Corporation to take or cause to be taken any and all actions including, without limitation, the execution, acknowledgement, filing and delivery of any and all papers, documents, agreements and certificates, as the officers of this Corporation may deem necessary or advisable to carry out and effectuate the resolutions contained herein.

          IN WITNESS WHEREOF, the members of the Board have executed this Resolution as of the date set forth above.

                                                                                                    By:_/s/_____________________________
                                                                                                                               James M. Farinella

                                                                                                    By:_/s/_____________________________
                                                                                                                                David A. Facciani

                                                                                                    By:    /S/          ____
                                                                                                                                     Kevin Holt